UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2018

SOUTHWEST GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

California	001-37976	81-3881866
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5241 Spring Mountain Road
Post Office Box 98510
Las Vegas, Nevada		89193-8510
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 876‑7237
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ___

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2018, Roy R. Centrella, Senior Vice President/Chief Financial Officer, announced his retirement from Southwest Gas Holdings, Inc. (“Company”) and its subsidiaries, effective April 1, 2018. Mr. Centrella will assist the Company with the transition of his responsibilities over the next two months. Mr. Centrella began his career with Southwest Gas Corporation (“Southwest”) in 1983, has been Southwest’s Chief Financial Officer since August 2010 and became the Company’s Chief Financial Officer in connection with our holding company reorganization in January 2017.

On February 2, 2018, the Company announced the following promotions, effective April 1, 2018, related to Mr. Centrella’s planned retirement. Mr. Gregory J. Peterson will assume the duties of the Company’s principal financial officer and be promoted to Senior Vice President/Chief Financial Officer of both the Company and Southwest. Mr. Peterson began his career with Southwest in 1993, has been Southwest’s Vice President/Controller and Chief Accounting Officer since August 2010 and became the Company’s Vice President/Controller and Chief Accounting Officer in January 2017. He holds a bachelor of science degree in accounting from the University of Nevada, Las Vegas and is a certified public accountant.

Ms. Lori L. Colvin, 50, will replace Mr. Peterson and hold the title of Vice President/Controller and Chief Accounting Officer for both the Company and Southwest. Ms. Colvin began her career with Southwest in 1999, became Director/Accounting of Southwest in September 2010 and is presently Assistant Controller of Southwest, a position she has held since November 2017. She holds a bachelor of science degree in accounting from the University of Nevada, Las Vegas and is a certified public accountant.

In connection with Ms. Colvin’s appointment, Ms. Colvin and the Company will enter into a Change in Control Agreement of the same form provided to the other officers of the Company. The Change in Control Agreement provides for certain payments and other benefits upon a change in control and a subsequent termination of employment. Mr. Peterson’s existing Change in Control Agreement will be amended to reflect the benefit levels provided to the Company’s senior vice presidents, consistent with the form. The Company’s form of Change in Control Agreement has previously been filed and is listed as Exhibit 10.04 to Southwest’s Form 10-K for 2016.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99	Press Release by Southwest Gas Holdings, Inc., issued February 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

Date: February 6, 2018
/s/ KAREN S. HALLER
Karen S. Haller
Senior Vice President/General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release by Southwest Gas Holdings, Inc., issued February 6, 2018